EXHIBIT 23.2







                            CONSENT OF INDEPENDENT AUDITORS



           We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Commerce Corporation for the registration of its common stock to be issued pursuant to its proposed merger with City Bancorp, Inc. and to the inclusion therein of our report dated January 14, 1994, with respect to the consolidated financial statements of City Bancorp, Inc. and also included therein, filed with the Securities and Exchange Commission.










                           Castaing, Hussey & Lolan, CPAs


           New Iberia, Louisiana

           September 23, 1994